                                       -1-

                      OPPENHEIMER FUNDS MULTIPLE CLASS PLAN

               March 18, 1996 (as updated through August 20, 2008)

1.    The Plan.  This Plan is the  written  multiple  class  plan for each of (i)
the open-end management  investment companies and (ii) the closed-end  management investment  company or companies  permitted by exemptive  order to offer multiple classes  of shares on the  proviso  that they  comply  with the Rule (as  defined below)  (individually a "Fund" and collectively the "Funds"),  named on Exhibit A hereto,  which  exhibit may be revised  from time to time,  for  OppenheimerFunds
Distributor,  Inc. (the "Distributor"),  the general distributor of shares of the
Funds and for OppenheimerFunds,  Inc. (the "Advisor"),  the investment advisor of
the Funds.(1) In  instances   where  such   investment   companies  issue  shares
representing  interests in different portfolios  ("Series"),  the term "Fund" and
"Funds"  shall  separately  refer to each  Series.  This Plan is the written plan contemplated  by Rule 18f-3 (the  "Rule")  under the  Investment  Company  Act of
1940 (the "1940  Act"),  pursuant to which the Funds may issue  multiple  classes of  shares.  The  terms and  provisions  of this Plan  shall be  interpreted  and defined in a manner  consistent with the provisions and definitions  contained in the Rule.
2.    Similarities  and Differences  Among Classes.  Each Fund offering shares of more than one class agrees that each class of that Fund:
   (1)(i)  shall have any service plan or  distribution  and service plan ("12b-1
   Plan")  apply  separately  to any class whose shares are subject to such Plan, and  such  class  shall  pay all of the  expenses  incurred  pursuant  to that
   arrangement;   and  (ii)  may  pay  a  different  share  of  expenses  ("Class
   Expenses")  if such  expenses are actually  incurred in a different  amount by that class,  or if the class  receives  services  of a different  kind or to a different  degree  than  that of  other  classes.  Class  Expenses  are  those expenses  specifically  attributable to the particular class of shares, namely
   (a) 12b-1 Plan fees,  (b) transfer and  shareholder  servicing  agent fees and administrative  service fees,  (c)  shareholder  meeting  expenses and (d) any other incremental  expenses  subsequently  identified that should be allocated to one  class  which  shall  be  approved  by a vote of that  Fund's  Board of
   Directors,  Trustees or Managers  (the  "Directors").  Expenses  identified in
   Items (c) through (d) may involve issues  relating  either to a specific class or to the entire Fund;  such  expenses  constitute  Class  Expenses  only when they are  attributable  to a specific  class.  Because  Class  Expenses may be accrued  at  different  rates  for  each  class of a  single  Fund,  dividends distributable  to  shareholders  and net asset values per share may differ for shares of different classes of the same Fund.
   (2) shall have  exclusive  voting  rights on any matters that relate solely to that class's  arrangements,  including without  limitation voting with respect to a 12b-1 Plan for that class;
   (3)  shall  have   separate   voting   rights  on  any  matter   submitted  to
   shareholders  in which the  interests of one class  differ from the  interests of any other class;
   (4) may have a  different  arrangement  for  shareholder  services,  including different sales charges,  redemption fees, sales charge waivers,  purchase and redemption features,  exchange privileges,  loan privileges,  the availability of certificated shares and/or conversion features; and
   (5) shall have in all other  respects the same rights and  obligations as each other class.
3.    Allocations  of  Income,   Capital  Gains  and  Losses  and  Expenses.  The
methodologies  and procedures for allocating  capital gains and losses,  fees and expenses,  as set  forth in the most  current  version  of the  report  captioned
"Methodology   for  Net  Asset  Value  (NAV)  and   Dividend   and   Distribution
Determinations  for  Oppenheimer  Funds with  Multiple  Classes  of  Shares"  are re-approved.  Income,  realized  and  unrealized  capital  gains and losses,  and expenses of each Fund other than Class Expenses  allocated to a particular  class shall be  allocated to the  respective  class on the basis of the net asset value of that  class in  relation  to the net  asset  value  of that  Fund,  except  as follows:  For Funds  operating under 1940 Act Rule 2a-7, and for other Funds that declare  dividends from net investment  income on a daily basis, such allocations shall be made on the basis of relative  net assets  (settled  shares) [net assets
valued  in  accordance  with  generally   accepted   accounting   principles  but
excluding the value of  subscriptions  receivable]  in relation to the net assets of that Fund.
4.    Expense  Waivers and  Reimbursements.  From time to time the Advisor or the
Fund's  transfer and shareholder  servicing  agent may  voluntarily  undertake to
(i) waive any  portion of the  management  fee and/or  transfer  and  shareholder servicing  agent fees  charged to a Fund,  and/or (ii)  reimburse  any portion of the expenses of a Fund or of one or more of its  classes,  but is not required to do so or to continue to do so for any period of time.  The Advisor  shall provide a quarterly  report to the Directors of Fund expense  reimbursements  to disclose any reimbursements that are not equal for all classes of the same Fund.
5.    Conversions  of Shares.  Any Fund may offer a  conversion  feature  whereby shares of one class  ("Purchase  Class  Shares")  will convert  automatically  to shares of another class ("Target  Class  Shares") of that Fund,  after being held for a requisite period ("Matured  Purchase Class Shares"),  pursuant to the terms
and  conditions  of  that  Fund's   Prospectus  and/or  Statement  of  Additional
Information.  Such terms and  conditions may provide for that time period to vary for Purchase  Class  Shares (i)  afforded  different  shareholder  privileges  or
other  features,   (ii)  issued  by  different  Funds,  and/or  (iii)  issued  on different dates.  Upon conversion of Matured Purchase Class Shares,  all Purchase
Class   Shares  of  that  Fund   acquired  by   reinvestment   of   dividends  or
distributions  of such Matured  Purchase  Class Shares shall also be converted at that time.  Purchase  Class  Shares will convert into Target Class Shares of that
Fund on the basis of the relative  net asset  values of the two classes,  without the  imposition of any sales load, fee or other charge.  The  conversion  feature shall be offered for so long as (i) the  expenses to which  Target  Class  Shares of a Fund are subject,  including  payments  authorized  under that Fund's Target
Class 12b-1 plan,  are not higher than the  expenses of Purchase  Class Shares of that Fund,  including payments  authorized under that Fund's Purchase Class 12b-1 plan;  (ii) there  continues to be  available a ruling from the Internal  Revenue
Service  ("IRS")  revenue  procedure  or other IRS  ruling or  regulation,  or an opinion of counsel or of an opinion of an auditing  firm  serving as tax adviser, to the effect  that the  conversion  of  Purchase  Class  Shares to Target  Class
Shares  does  not  constitute  a  taxable  event  for the  holder;  and  (iii) if shareholders  of Target Class Shares of a Fund, but not  shareholders of Purchase
Class  Shares of that Fund,  approve any  increase in expenses  allocated  to the
Target  Class  for  shareholder  services  or  distribution  (including  payments authorized  under that Fund's Target Class 12b-1 plan),  that Fund will establish a new class of shares  ("New  Target  Class  Shares")  and shall  take such other action as is  necessary  to  provide  that  existing  Purchase  Class  Shares are exchanged or converted  into New Target Class  Shares,  identical in all material respects to Target Class Shares as they existed  prior to  implementation  of the proposal to  increase  expenses,  no later than the date such  shares  previously were scheduled to convert into Target Class Shares.
6.    Disclosure.  The  classes of shares to be  offered  by each  Fund,  and the initial,  asset-based  or contingent  deferred  sales charges and other  material distribution  arrangements  with respect to such  classes,  shall be disclosed in the  prospectus  and/or  statement of additional  information  used to offer that class of shares.  Such  prospectus or statement of additional  information  shall be
supplemented  or  amended  to reflect  any  change(s)  in classes of shares to be offered  or in the  material  distribution  arrangements  with  respect  to  such classes.
7.    Independent  Audit.  The methodology and procedures for calculating the net asset  value,  dividends  and  distributions  of each class  shall be reviewed at least annually by an independent  auditor (or independent  auditing firm) as part of a report  reviewing  the  policies  and  procedures  placed in  operation  and testing the  operating  effectiveness  as defined and  described in SAS 70 of the
AICPA.
8.    Offers  and Sales of  Shares.  The  Distributor  will  maintain  compliance standards  as to  when  each  class  of  shares  may  appropriately  be  sold  to particular  investors,  and will require all persons  selling shares of the Funds to agree to conform to such standards.
9.    Rule  12b-1  Payments.  The  Treasurer  of each Fund  shall  provide to the
Directors of that Fund, and the Directors shall review,  at least quarterly,  the written  report  required by that Fund's  12b-1 Plan,  if any.  The report  shall include  information  on (i) the  amounts  expended  pursuant  to the 12b-1 Plan,
(ii) the purposes for which such  expenditures  were made and (iii) the amount of the Distributor's  unreimbursed  distribution costs (if recovery of such costs in future  periods is permitted by that 12b-1 Plan),  taking into account 12b-1 Plan payments and contingent deferred sales charges paid to the Distributor.
10.   Conflicts.  On an ongoing  basis,  the Directors of the Funds,  pursuant to their fiduciary  responsibilities under the 1940 Act and otherwise,  will monitor the Funds for the  existence of any  material  conflicts  among the  interests of the classes.  The Advisor and the  Distributor  will be responsible for reporting any  potential or existing  conflicts to the  Directors.  In the event a conflict arises, the Directors shall take such action as they deem appropriate.
11.   Effectiveness  and  Amendment.  This Plan takes  effect for each Fund as of the date of adoption  shown below for that Fund,  whereupon  the  open-end  Funds are  released  from the  terms  and  conditions  contained  in  their  respective exemptive  applications  pursuant  to which  orders  were  issued  exempting  the respective  Funds from the  provisions  of Sections  2(a)(32),  2(a)(35),  18(f),
18(g),  18(i),  22(c) and  22(d) of the 1940 Act and Rule  22c-1  thereunder,  or
from their respective previous multiple class plan.(2) This    Plan    has   been
approved by a majority  vote of the Board of each Fund and of each  Fund's  Board members  who are not  "interested  persons"  (as defined in the 1940 Act) and who have no direct or indirect  financial  interest in the  operation  of the Plan or any  agreements  relating to the Plan (the  "Independent  Trustees") of each Fund at meetings  called for  Oppenheimer  Funds listed on Exhibit A, in each case for the  purpose  of voting on this  Plan.  Prior to that  vote,  (i) each  Board was furnished  with the  methodology  used  for net  asset  value  and  dividend  and distribution  determinations  for the Funds,  and (ii) majority of each Board and its  Independent  Trustees  determined  that the Plan as  proposed to be adopted, including  the expense  allocation,  is in the best  interests  of each Fund as a whole and to each  class of each  Fund  individually.  Thereafter,  this Plan has been  approved at least  annually by a majority of each Board of the  Oppenheimer
Funds  listed on  Exhibit A  hereto,  including  a  majority  of the  Independent
Trustees of such Funds.  Prior to any material  amendment to the Plan, each Board shall request and evaluate,  and the Distributor shall furnish,  such information as may be  reasonably  necessary to evaluate  such  amendment,  and a majority of each Board and its  Independent  Trustees shall find that the Plan as proposed to be amended,  including  the expense  allocation,  is in the best interest of each class,  each  Fund as a whole  and  each  class  of each  Fund  individually.  No material  amendment  to the  Plan  shall  be made  by any  Fund's  Prospectus  or
Statement of Additional  Information  or a supplement to either of the foregoing, unless such  amendment  has first been approved by a majority of the Fund's Board and its Independent Trustees.
12.   Disclaimer  of  Shareholder   and  Trustee   Liability.   The   Distributor
understands  that the obligations  under this Plan of each Fund that is organized
as  a  Massachusetts   business  trust  are  not  binding  upon  any  Trustee  or shareholder  of such Fund  personally,  but bind  only  that Fund and the  Fund's property.  The  Distributor  represents  that it has notice of the  provisions of the  Declarations  of Trust of such Funds  disclaiming  shareholder  and  Trustee liability for acts or obligations of the Funds.

Initially  approved by the Boards of the Board I Oppenheimer  Funds on October 5,
1995, and most recently approved by those Boards on August 13, 2008.

                                          /s/ Robert G. Zack__________
                                          Robert G. Zack, Secretary
                                          Board I Oppenheimer Funds

Initially  approved  by the Boards of the Board II  Oppenheimer  Funds on October
24, 1995, and most recently approved by those Boards on August 20, 2008.

                                          /s/ Robert G. Zack__________
                                          Robert G. Zack, Vice President
                                              & Secretary
                                          Board II Oppenheimer Funds

Initially  approved  by the Boards of the Board III Funds on  November  28,  1995
(for the  former  Oppenheimer  Quest  funds),  and on January  10,  1996 (for the former  Oppenheimer  Rochester funds), and most recently approved by those Boards on August 5, 2008.

                                          /s/ Robert G. Zack__________
                                          Robert G. Zack, Secretary
                                          Board III Oppenheimer Funds

                                                            Exhibit A

1.    Board I Oppenheimer Funds

Oppenheimer Absolute Return Fund
Oppenheimer AMT-Free Municipals
Oppenheimer AMT-Free New York Municipals
Oppenheimer Balanced Fund
Oppenheimer Baring China Fund
Oppenheimer Baring Japan Fund
Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Dividend Growth Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Global Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Global Value Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Institutional Money Market Fund
Oppenheimer International Diversified Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer International Value Trust
      (consisting of the following 1 series:)
            Oppenheimer International Value Fund
Oppenheimer Limited Term California Municipal Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer Multi-State Municipal Trust
      (consisting of the following 3 series:)
            Oppenheimer New Jersey Municipal Fund
            Oppenheimer Pennsylvania Municipal Fund
            Oppenheimer Rochester National High Yield Municipals
Oppenheimer Portfolio Series
      (consisting of the following 4 series)
            Conservative Investor Fund
            Moderate Investor Fund
            Active Allocation Fund
            Equity Investor Fund
Oppenheimer Real Estate Fund
Oppenheimer Rochester Arizona Municipal Fund
Oppenheimer Rochester Maryland Municipal Fund
Oppenheimer Rochester Massachusetts Municipal Fund
Oppenheimer Rochester Michigan Municipal Fund
Oppenheimer Rochester Minnesota Municipal Fund
Oppenheimer Rochester North Carolina Municipal Fund
Oppenheimer Rochester Ohio Municipal Fund
Oppenheimer Rochester Virginia Municipal Fund
Oppenheimer Rochester Double Tax-Free Municipals
Oppenheimer Rochester General Municipal Fund
Oppenheimer Select Value Fund
Oppenheimer Series Fund, Inc.
      (consisting of the following 1 series):
            Oppenheimer Value Fund
Oppenheimer Baring SMA International Fund
Oppenheimer SMA International Bond Fund
Oppenheimer SMA Core Bond Fund
Oppenheimer Transition 2010 Fund
Oppenheimer Transition 2015 Fund
Oppenheimer Transition 2020 Fund
Oppenheimer Transition 2025 Fund
Oppenheimer Transition 2030 Fund
Oppenheimer Transition 2040 Fund
Oppenheimer Transition 2050 Fund
Oppenheimer U.S. Government Trust

2.    Board II Oppenheimer Funds

Centennial Money Market Trust
Oppenheimer Capital Income Fund
Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund
Oppenheimer Equity Fund, Inc.
Oppenheimer Integrity Funds
      (consisting of the following 1 series:)
            Oppenheimer Core Bond Fund
Oppenheimer International Bond Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Main Street Funds, Inc.
      (consisting of the following 1 series:)
            Oppenheimer Main Street Fund
Oppenheimer Main Street Opportunity Fund
Oppenheimer Main Street Small Cap Fund
Oppenheimer Municipal Fund
      (consisting of the following 1 series:)
            Oppenheimer Limited Term Municipal Fund
Oppenheimer Portfolio Series Fixed Income Active Allocation Fund
Oppenheimer Principal Protected Trust
      (consisting of the following 1 series:)
            Oppenheimer Principal Protected Main Street Fund

Oppenheimer Principal Protected Trust II
      (consisting of the following 1 series:)
            Oppenheimer Principal Protected Main Street Fund II
Oppenheimer Principal Protected Trust III
      (consisting of the following 1 series:)
            Oppenheimer Principal Protected Main Street Fund III
Oppenheimer Commodity Strategy Total Return Fund
Oppenheimer Senior Floating Rate Fund
Oppenheimer Strategic Income Fund
Oppenheimer Target Distribution Fund
Oppenheimer Target Distribution & Growth Fund
Oppenheimer Variable Account Funds
      (consisting of the following 11 series:)
            Oppenheimer Balanced Fund/VA
            Oppenheimer Capital Appreciation Fund/VA
            Oppenheimer Core Bond Fund/VA
            Oppenheimer Global Securities Fund/VA
            Oppenheimer High Income Fund/VA
            Oppenheimer Main Street Fund/VA
            Oppenheimer Main Street Small Cap Fund/VA
            Oppenheimer MidCap Fund/VA
            Oppenheimer Money Fund/VA
            Oppenheimer Strategic Bond Fund/VA
            Oppenheimer Value Fund/VA
Panorama Series Fund, Inc.
      (consisting of the following 3 series):
            Growth Portfolio
            Oppenheimer International Growth Fund/VA
            Total Return Portfolio

3.    Board III Funds

Bond Fund Series - Oppenheimer Convertible Securities Fund
Oppenheimer Equity Income Fund, Inc.
Oppenheimer MidCap Fund
Oppenheimer Quest International Value Fund, Inc.
Oppenheimer Quest for Value Funds
      (consisting of the following 3 series:)
            Oppenheimer Quest Balanced Fund
            Oppenheimer Quest Opportunity Value Fund
            Oppenheimer Small- & Mid- Cap Value Fund
Oppenheimer Rising Dividends Fund, Inc.
Rochester Fund Municipals
Rochester Portfolio Series - Limited Term New York Municipal Fund

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inc\multi class plan\18f-3 multiple class plan.2008doc.

(1) For  Centennial  Money Market Trust,  Centennial  Asset  Management  Corp. is
substituted as the "Distributor" and the "Advisor".
(2).The  exemptive  applications  include  Oppenheimer  Management  Corp. et al.,
Release IC-19821,  10/28/93 (notice) and Release IC-19894,  11/23/93 (order), and
Quest for Value  Fund,  Inc.  et al.,  Release  IC-19605,  7/30/93  (notice)  and
Release  IC-19656,  8/25/93 (order).  Plans were initially  adopted by the Denver
Oppenheimer  Funds on  October  24,  1995,  by the New York  OppenheimerFunds  on
October 5, 1995,  by the Quest  Oppenheimer  Funds on November 28,  1995,  by the
Rochester  Oppenheimer  Funds on January  10,  1996,  by the  Connecticut  Mutual
Oppenheimer  Funds on February 26, 1996, to take effect March 18, 1996,  and were subsequently  adopted by each  Oppenheimer  Fund that commenced  operations after that date of approval, as of the commencement of operation of that new fund.